FFTW FUNDS, INC.
	Form N-SAR for the period ending December 31, 1995
	File Number 811-5796





This report is signed on behalf of the Registrant in the City of New York and the State of New York on the 5th day of March, 1996

							FFTW FUNDS, INC.




							By: /s/ William E. Vastardis
   						    		William E. Vastardis
			   					    Assistant Secretary




Witness: /s/ Eric P. Nachimovsky
         	   Eric P. Nachimovsky